UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2018

SUNSET ISLAND GROUP
(Exact name of registrant as specified in its charter)

COLORADO

(State or other jurisdiction of incorporation)

333-214643	47-3278534
(Commission File No.)	(IRS Employer Identification No.)

555 NORTH EL CAMINO REAL #A418 SAN CLEMENTE, CA 92672

(Address of principal executive offices) (zip code)

(424) 239-6230
(Registrant’s telephone number, including area code)

___________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01. Other Information

On December 20, 2017, the Company filed to Restate the Registration of VBF Brands. The filing was processed by the state of California on January 4, 2018. Prior to December 21, 2017, VBF Brands was a California nonprofit mutual benefit corporation. The Company amended the registration to convert VBF Brands to a “For-Profit” Company.

Prior to the passage of Medicinal and Adult-Use Cannabis Regulation and Safety Act (MAUCRSA), medical cannabis activities where typically run through a California nonprofit mutual benefit corporation. However, after MAUCRSA passed for-profit companies are allowed to own and operate cannabis related businesses. As such, the company had previous acquired a nonprofit mutual benefit corporation (VBF Brands) to maintain compliance with the laws of California while the transition to MAUCRSA was being done on the state level. At the time, the there was a lot of confusion and uncertainty how the MAUCRSA would be regulated in California. On November 16, 2017, California’s three state cannabis licensing authorities publicly noticed proposed emergency regulations for commercial medicinal and adult-use cannabis. Once those were released the Company and its attorney began working on the temporary licenses that we filed on December 23, 2017. Prior to filing its for its licenses the Company converted VBF Brands to a For-Profit entity. VBF Brands, now a For-Profit company, is a wholly owned subsidiary of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunset Island Group

Dated: January 5, 2018	By:	/s/ Valerie Baugher
	Name:	Valerie Baugher
	Title:	President

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